AEP Reports 2013 Second-Quarter Earnings, Reaffirms 2013 Operating Earnings Guidance

COLUMBUS, Ohio, July 25, 2013 /PRNewswire/ --

  Second-quarter earnings $0.69 per share GAAP and $0.73 per share operating
  Earnings growth strategy on track with continued investment in the regulated businesses; O&M cost controls on target
  Company reaffirms operating earnings guidance range for 2013 of $3.05 to $3.25 per share

AMERICAN ELECTRIC POWER Preliminary, unaudited results
		Second quarter ended June 30			Year-to-date ended June 30
		2013	2012	Variance	2013	2012	Variance
Revenue ($ in billions)		3.6	3.6	0.0	7.4	7.2	0.2
Earnings ($ in millions):
	GAAP	338	362	(24)	701	751	(50)
	Operating	357	370	(13)	744	759	(15)
EPS ($):
	GAAP	0.69	0.75	(0.06)	1.44	1.55	(0.11)
	Operating	0.73	0.77	(0.04)	1.53	1.57	(0.04)
EPS based on 486mm shares Q2 2013, 485mm in Q2 2012, 486mm in YTD 2013 and 484mm in YTD 2012

American Electric Power (NYSE: AEP) today reported 2013 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $338 million or $0.69 per share, compared with $362 million or $0.75 per share for second-quarter 2012.

Operating earnings (excluding special items) for second-quarter 2013 were $357 million or $0.73 per share, $19 million or $0.04 per share higher than GAAP earnings because of a pretax $154 million ($99 million net of tax) impairment charge ($0.20 per share) related to the expected retirement of Muskingum River Plant Unit 5 in 2015. This impairment was partially offset by a U.S. Supreme Court decision resulting in a favorable $80 million ($0.16 per share) United Kingdom windfall profits tax credit. Year-to-date operating earnings for the six months ended June 30, 2013, were $43 million, or $0.09 per share, higher than GAAP earnings. The difference was due to the previously mentioned second-quarter items, a $30 million ($19 million net of tax) reversal of a storm cost deferral in Virginia and a $7 million ($5 million net of tax) restructuring charge in first-quarter 2013.

A full reconciliation of 2013 and 2012 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"We are executing well on our earnings growth strategy. We continue to successfully direct significant investments to our regulated infrastructure for the benefit of our customers. The strong results from our regulated businesses, including transmission, are offsetting some of the negative earnings impacts from the transition to competition in Ohio," said Nicholas K. Akins, AEP president and chief executive officer.

"Despite signs of economic recovery in some states, we continue to experience load decline in portions of our service area primarily due to lagging industrial demand. However, industrial demand contributes lower margins and has less of an earnings impact than other load categories. We saw a slight decline in commercial demand in the second quarter, and residential load remains essentially flat year-over-year as expected. Weather was better than normal for the quarter, but well below the favorable weather we experienced during the second quarter last year.

"We remain focused on controlling costs and improving our performance. Although our second-quarter results reflect higher operations and maintenance expenses related to storms and plant outages, much of this is timing. We are on track to keep our operations and maintenance expenses, net of offsets, at essentially the same level as last year," Akins said.

EARNINGS GUIDANCE

AEP reaffirmed its operating earnings guidance range for 2013 of $3.05 to $3.25 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT $ in millions
GAAP Earnings	2Q 13	2Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	221	364	(143)	569	747	(178)
Transmission Operations	18	8	10	31	17	14
AEP River Operations	(9)	3	(12)	(11)	12	(23)
Generation and Marketing	4	(5)	9	11	(6)	17
All Other	104	(8)	112	101	(19)	120
Total GAAP Earnings	338	362	(24)	701	751	(50)

Operating Earnings	2Q 13	2Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	320	372	(52)	692	755	(63)
Transmission Operations	18	8	10	31	17	14
AEP River Operations	(9)	3	(12)	(11)	12	(23)
Generation and Marketing	4	(5)	9	11	(6)	17
All Other	24	(8)	32	21	(19)	40
Total Operating Earnings	357	370	(13)	744	759	(15)
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

Operating earnings from Utility Operations during second-quarter 2013 were $52 million lower than in second-quarter 2012. This reflects the negative impact of the transition to competition in Ohio including reduced capacity payments in the PJM Interconnection (PJM), cooler weather, incremental plant outage costs and higher storm restoration costs, partially offset by the favorable impact of rate changes. The $99 million difference between GAAP and operating earnings in second-quarter 2013 relates to the Muskingum River Plant Unit 5 impairment.

Operating earnings from Transmission Operations during second-quarter 2013 increased $10 million compared with the same period in 2012 due to increased transmission investment.

Operating earnings from AEP River Operations during second-quarter 2013 decreased $12 million compared with the same period in 2012, primarily due to reduced grain and coal exports.

Operating earnings from Generation and Marketing, which includes AEP's non-regulated generation and marketing and risk management activities, were $9 million higher during second-quarter 2013 compared with the same period in 2012, primarily because of higher trading and marketing margins.

Operating earnings from All Other during second-quarter 2013 increased $32 million compared with the same period in 2012, primarily as a result of increased interest income associated with a favorable court decision related to United Kingdom windfall profit taxes.

OPERATING MARGIN FROM UTILITY OPERATIONS $ in millions

	2Q 13	2Q 12	Variance	YTD 13	YTD 12	Variance
East Regulated Integrated Utilities	724	711	13	1,580	1,474	106
Ohio Power Company	564	568	(4)	1,183	1,186	(3)
West Regulated Integrated Utilities	366	367	(1)	675	655	20
Texas Wires	164	165	(1)	312	310	2
Off-System Sales	54	100	(46)	108	183	(75)
Transmission Revenue - 3rd Party	136	123	13	272	237	35
Other Operating Revenue	140	128	12	258	233	25
Utility Margin	2,148	2,162	(14)	4,388	4,278	110
Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions

Retail Sales – Retail margins for second-quarter 2013 were $7 million higher than in the same period in 2012, primarily because of favorable rate changes, partially offset by cooler weather and lower demand. Retail Sales includes the East Regulated Integrated Utilities, Ohio Power Company, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Margins from Off-System Sales for second-quarter 2013 were $46 million lower than in the same period in 2012 because of reduced capacity payments in PJM.

Transmission Revenue – 3rd Party – Transmission Revenue for second-quarter 2013 was $13 million higher than for the same period in 2012, primarily as a result of increased revenues in the Southwest Power Pool and PJM, including revenues associated with customer switching.

SELECT OTHER OPERATING EXPENSES - UTILITY OPERATIONS

The following Utility Operations expense categories had significant fluctuations in 2013 compared with 2012 (dollars in millions):

	2Q 13	2Q 12	Variance	YTD 13	YTD 12	Variance
Maintenance and Other Operations	814	756	58	1,656	1,513	143
Depreciation and Amortization	429	448	(19)	835	860	(25)

Maintenance and Other Operations expense increased $58 million in second-quarter 2013 compared with the same period in 2012, approximately $34 million of which is the result of expenses associated with rate riders/trackers that provide dollar-for-dollar recovery. The remaining difference is primarily attributable to higher storm restoration costs and incremental plant outage work.

Depreciation and Amortization expense decreased $19 million in second-quarter 2013 compared with the same period in 2012, primarily because of lower depreciation related to the Ohio plant impairments recorded in November 2012, partially offset by higher depreciation expense related to the John W. Turk Jr. Plant going into service in December 2012.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, coal, natural gas and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for electricity, coal, natural gas and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the transition to market and expected legal separation for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate the Interconnection Agreement; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power
Financial Results for the 2nd Quarter 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		221	18	(9)	4	104	338	$ 0.69

Special Items
UK Windfall Taxes	b	-	-	-	-	(80)	(80)	$ (0.16)
Muskingum River Plant Unit 5 Impairment	c	99	-	-	-	-	99	0.20

Total Special Items		99	-	-	-	(80)	19	$ 0.04

Operating Earnings		320	18	(9)	4	24	357	$ 0.73

Financial Results for the 2nd Quarter 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		364	8	3	(5)	(8)	362	$ 0.75

Special Items
Restructuring Program	a	8	-	-	-	-	8	$ 0.02

Total Special Items		8	-	-	-	-	8	$ 0.02

Operating Earnings		372	8	3	(5)	(8)	370	$ 0.77

a	Reflected in Maintenance and Other Operation, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

RetailElectric (in millions of kWh):
Residential	12,630	13,155	(4.0%)
Commercial	12,553	13,087	(4.1%)
Industrial	14,601	15,422	(5.3%)
Miscellaneous	747	779	(4.1%)
Total Retail (a)	40,531	42,443	(4.5%)

WholesaleElectric (in millions of kWh): (b)	9,180	8,620	6.5%

Total KWHs	49,711	51,063	(2.6%)

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power
Financial Results for Year-to-Date 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		569	31	(11)	11	101	701	$ 1.44

Special Items
Restructuring Program	a	5	-	-	-	-	5	0.01
Reversal of Storm Deferral - Virginia	a	19	-	-	-	-	19	0.04
UK Windfall Taxes	b	-	-	-	-	(80)	(80)	(0.16)
Muskingum River Plant Unit 5 Impairment	c	99	-	-	-	-	99	0.20

Total Special Items		123	-	-	-	(80)	43	$ 0.09

Operating Earnings		692	31	(11)	11	21	744	$ 1.53

Financial Results for Year-to-Date 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		747	17	12	(6)	(19)	751	$ 1.55

Special Items
Restructuring Program	a	8	-	-	-	-	8	0.02

Total Special Items		8	-	-	-	-	8	$ 0.02

Operating Earnings		755	17	12	(6)	(19)	759	$ 1.57

a	Reflected in Maintenance and Other Operation, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Six Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

RetailElectric (in millions of kWh):
Residential	28,885	27,954	3.3%
Commercial	24,104	24,353	(1.0%)
Industrial	28,363	30,069	(5.7%)
Miscellaneous	1,455	1,500	(3.0%)
Total Retail (a)	82,807	83,876	(1.3%)

WholesaleElectric (in millions of kWh): (b)	20,204	17,532	15.2%

Total KWHs	103,011	101,408	1.6%

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

CONTACT: MEDIA: Melissa McHenry, Director, External Communications, 614/716-1120, or ANALYSTS: Bette Jo Rozsa, Managing Director, Investor Relations, 614/716-2840